Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Dan Campbell, VP of Finance & Treasurer
Denver, Colorado 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces

Public Offering of $500 Million of Senior Notes Due 2022

DENVER—October 25, 2011—MarkWest Energy Partners, L.P. (NYSE:MWE and the “Partnership”) and its subsidiary MarkWest Energy Finance Corporation announced today that they intend to commence a public offering of $500,000,000 in aggregate principal amount of senior unsecured notes due 2022 (the “Notes”).

The Partnership intends to use the net proceeds from the Notes offering to purchase up to $334,362,000 in aggregate principal amount of its outstanding 8.75% senior notes due 2018 (CUSIP No. 570506AH8) pursuant to a tender offer launched today for any and all of such outstanding senior notes. All remaining net proceeds will be used to provide additional working capital for general partnership purposes.

Barclays Capital, BNP Paribas, J.P. Morgan, SunTrust Robinson Humphrey, and U.S. Bancorp are acting as joint book-running managers for the Notes offering. The Notes offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, New York 11717

barclaysprospectus@broadridge.com

Toll-Free: (888) 603-5847

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Attention: Syndicate Desk 7th Floor

Telephone: (800) 854-5674

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (866) 803-9204

SunTrust Robinson Humphrey

Attn: Prospectus Department

3333 Peachtree Road, 11th Floor Mail

Code: GA-ATLANTA-3947

Atlanta, Georgia 30326

U.S. Bancorp

214 North Tryon Street
26th Floor
Charlotte, North Carolina 28202

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The Notes are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.